CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 147 to File No. 033-42484; Amendment No. 148 to File No. 811-06400) of The Advisors' Inner Circle Fund, of our report dated April 29, 2010, included in the 2010 Annual Report to shareholders.

                                                         Ernst & Young, LLP

Philadelphia, Pennsylvania
April 29, 2010